Exhibit 10.2

FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment to Option Agreement (the “First Amendment”) is made as of the 13th day of August, 2018, by and between OneClick International, LLC, a Florida limited liability company (“Company”), and Delavaco Partners Inc., an Ontario corporation (“Grantor”).

RECITALS:

A.	Company and Grantor are parties to an Option Agreement, dated January 5, 2018 (the “Option Agreement”), pursuant to which Grantor granted to Company an Option to acquire the Unitron Assets.

B.

Company and Grantor have agreed to adjust the Purchase Price to be paid by Company to Grantor in connection with Company’s exercise of the Option and in accordance with Section 2 of the Option Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual agreements herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Company and Grantor hereby agree as follows:

1.Any term or phrase with an initial capitalized letter shall have the meaning given it by this First Amendment, or if not so defined, shall have the meaning given it by the Option Agreement.

2.All references in the Option Agreement to the common stock of InfoSonics Corporation, a Maryland corporation, and securities convertible into such common stock shall hereby refer to the common stock of Cool Holdings, Inc. (“Cool Holdings”) and securities convertible into the common stock of Cool Holdings.

3.The third and fourth “WHEREAS” clauses in the recitals to the Option Agreement are hereby deleted in their entirety and the following clauses are substituted in lieu thereof:

“WHEREAS, on the Unitron Closing Date, Company paid $2,050,000 of the Unitron Purchase Price to the Unitron Sellers on behalf of Grantor (the “Initial Company Payable”);

WHEREAS, after the Unitron Closing Date and as of August 10, 2018, Company paid directly to the Unitron Sellers on behalf of Grantor $1,450,000 of the Unitron Purchase Price (the “Additional Company Payable”, and added together with the Initial Company Payable, the “Company Payable”);

WHEREAS, upon payment of the Initial Company Payable and advancement of the $200,000 Notes, a total of $2,400,000 of the Unitron Purchase Price remained outstanding after the Unitron Closing Date, which, upon mutual agreement of the relevant parties, was adjusted to $2,318,000;

WHEREAS, upon payment of the Additional Company Payable by Company, $868,000 of the Unitron Purchase Price remained outstanding, which, upon mutual agreement of the relevant parties, was adjusted to $600,000 (the “Unitron Purchase Price Balance”, and added together with the $200,000 Notes, the “Unitron Payables”);”

4.After the seventh “WHEREAS” clause in the Option Agreement, the following WHEREAS clause is hereby inserted:

“WHEREAS, InfoSonics changed its name to Cool Holdings, Inc. (“Cool Holdings”) and as a result of a one-for-five reverse stock split of its shares, the number of shares of common stock of Cool Holdings issuable upon exercise of this Option to the former Cooltech shareholders is 625,000 (including securities convertible into common stock);”

5.The third sentence of Section 2 of the Option Agreement is hereby deleted in its entirety and the following sentence is substituted in lieu thereof:

“Upon exercise of this Option during the Option Period, in accordance with Section 7 below, Company shall pay Grantor, in consideration for the transfer of the Unitron Assets to Company, an aggregate sum of Four Million Three Hundred Thousand Dollars ($4,300,000), subject to adjustment as set forth herein (the “Purchase Price”), in the form of: (i) cancellation of the Company Payable, which represents $3,500,000; and (ii) the assumption of the Unitron Payables, which represents the $200,000 Notes and the Unitron Purchase Price Balance.”

6.In Section 8 of the Option Agreement, the reference to InfoSonics is hereby changed to Cool Holdings and the number of shares of common stock is hereby revised from 3,125,000 to 625,000.

7.Except as amended hereby, all of the terms, covenants, and conditions of the Option Agreement shall remain in full force and are hereby ratified and confirmed. This First Amendment may be executed in counterparts, each of which shall be deemed an original, which together shall constitute one and the same agreement.  The exchange of copies of this First Amendment and of signature pages by facsimile or portable document format (pdf) shall constitute effective execution and delivery of this First Amendment as to the parties and may be used in lieu of the original First Amendment for all purposes.

[Remainder page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

DELAVACO PARTNERS INC.	ONECLICK INTERNATIONAL, LLC

By: /s/ Catherine DeFrancesco	By: /s/ Mauricio Diaz
Name: Catherine DeFrancesco	Name: Mauricio Diaz
Title: Director	Title: Manager

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